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                                                               Exhibit 5.1



                                            December 18, 1998




Berlitz International, Inc.
400 Alexander Park
Princeton, NJ 08540


Ladies and Gentlemen:

         We are furnishing this opinion at your request in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), being filed today by Berlitz International, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") relating to 503,225 shares (the "Shares") of common stock, par value $.10 per share, of the Company to be offered under the Company's Stock Option Plan (the "Option Plan").

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement,

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(ii) the Restated Certificate of Incorporation of the Company, (iii) the
Restated By-laws of the Company, (iv) the Option Plan and (v) all those corporate records, agreements and other instruments of the Company, and all those other documents, as we have considered necessary in order to form a basis for our opinion. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company and of public authorities.

         In our examination of the above documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all of the latter documents and the legal capacity of all individuals who have executed any of the documents.

         Based upon the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when issued in accordance with the terms of the Option Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the Business Corporation Law of the State of New York. Our opinion is rendered only with respect to the laws and the rules, regulations and orders under them which are currently in effect.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the

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category of persons whose consent is required by the act or the rules promulgated under the Act.

                                    Very truly yours,


                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON